Exhibit 10.11

AMENDED AND RESTATED
SUBORDINATED PROMISSORY NOTE

THIS AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE AND THE INDEBTEDNESS AND OBLIGATIONS OF HUNTSMAN CORPORATION HEREUNDER, SHALL BE SUBORDINATE AND JUNIOR TN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF AMONG HUNTSMAN CORPORATION, HORIZON VENTURES, L.C. AND BANKERS TRUST COMPANY AS ADMINISTRATIVE AGENT (THE “SUBORDINATION AGREEMENT”)) ON THE TERMS AND CONDITIONS SET FORTH IN TUE SUBORDINATION AGREEMENT.

U.S. $25,000,000	July 2, 2001

FOR VALUE RECEIVED, the undersigned, HUNTSMAN CORPORATION, a Utah corporation (“Huntsman”), hereby promises and agrees to pay to the order of HORIZON VENTURES, L.C., a Utah limited liability company, at 500 Huntsman Way, Salt Lake City, Utah 84108, or at such other place as the holder hereof may designate in writing, the principal sum of TWENTY-FIVE MILLION UNITED STATES DOLLARS (US$25,000,000), together with interest provided for below, payable at the times and in the manner set forth below.

1.             Except as is otherwise provided in the following paragraphs of this Amended and Restated Subordinated Promissory Note, from and after July 2, 2001 (hereinafter referred to as the “Start Date”) interest shall accrue on (a) the unpaid principal balance outstanding under this Note and (b) all accrued and unpaid interest under this Amended and Restated Subordinated Promissory Note, at the rate of FIFTEEN PERCENT (15%) per annum, compounded annually.

2.             Principal and interest hereunder shall be due and payable on the earlier of:  (a) the tenth anniversary of the Start Date; or (b) repayment in full in cash (whether by refinancing, in connection with a sale of interests in Huntsman, or otherwise) of all indebtedness of Huntsman under the following facilities (as amended, modified, or restated from time to time):  (1) that certain Second Amended and Restated Credit Agreement dated as March 30, 2000, by and among Huntsman, as Borrower, Bankers Trust Company, as Administrative Agent, and the financial institutions from time to time party thereto (as the same has been and may hereafter be amended, restated, modified, or supplemented) (the “Credit Agreement”); (ii) that certain Amended and Restated Term Loan Agreement dated as of March 30, 2000, among Huntsman, as Borrower, Bankers mist Company, as Agent, and the financial institutions from time to time party thereto (as the same has been and may hereafter be amended, restated, modified, or supplemented) (the “Term Loan Agreement” and, together with the Credit Agreement, the “Senior Indebtedness”); (iii) that certain Indenture dated as of December 2, 1998, among Huntsman, as Issuer, the Guarantors named therein, and the Bank of New York, as successor Trustee to Chase Manhattan Trust Company, N.A., and PNC Bank, National Association (as the same has been and may hereafter be amended, restated, modified, or supplemented) (the “First Indenture”); and (iv) that certain Indenture dated as of July 10, 1997, among Huntsman, as Issuer, the Guarantors named therein, and the Bank of New York, as successor Trustee to Chase Manhattan Trust Company, N.A., and PNC Bank, National Association (as the same has been and may hereafter be amended, restated, modified, or supplemented) (the “Second Indenture”); or (c) commencement by Huntsman of a voluntary case or proceeding under Title 11, United States Code or any similar federal, state, or foreign law fur the relief of debtors with respect to itself or Huntsman’s acquiescence in or consent to the institution of a bankruptcy or an insolvency proceeding against it, or the making by Huntsman of a general assignment for the benefit of its creditors.  Principal and interest shall be payable only in lawful money of the United States of America.

3.             This Amended and Restated Subordinated Promissory Note is subordinate and junior in right of payment to all indebtedness of Huntsman and its affiliates under the Senior Indebtedness in the manner set forth in the Subordination Agreement.  This Amended and Restated Subordinated Promissory Note is pari passu (and not superior or senior) in right of payment to all indebtedness of Huntsman under each of the First Indenture and the Second Indenture.

4.             Subject to the provisions of paragraph 3 above, the principal outstanding under this Amended and Restated Subordinated Promissory Note may be prepaid, in whole or in part, at any time without prepayment premium or charge.  Each payment made under this Amended and Restated Subordinated Promissory Note shall be allocated and applied first to accrued and unpaid interest and then in reduction of principal.

5.             All past due (whether by acceleration or in due course) principal and interest shall bear interest at the rate of SEVENTEEN PERCENT (17%) per annum (the “Default Rate”), both before and after judgment.  Except where the context makes clear that some other meaning is intended, in any case where a provision of this Amended and Restated Subordinated Promissory Note refers to interest or to an interest rate, and does not refer to the “Default Rate,” the intention is to refer to the interest called for by paragraph 1 of this Amended and Restated Subordinated Promissory Note, at the rate specified in such paragraph 1.

6.             In the event that any payment under this Amended and Restated Subordinated Promissory Note is not made at the time and in the manner required (whether before or after maturity), or in the event that any default occurs under any other instrument evidencing, securing, or relating to the obligations evidenced by this Amended and Restated Subordinated Promissory Note, or in the event that the holder hereof is made or becomes a party to or creditor or claimant in any litigation or insolvency, bankruptcy, reorganization, or rehabilitation proceeding in any way relating to or involving the undersigned, this Amended and Restated Subordinated Promissory Note, or any document evidencing, securing, or relating to this Amended and Restated Subordinated Promissory Note, the undersigned shall pay any and all costs and expenses (regardless of the particular thereof and whether incurred before or after the initiation of suit or before or after judgment), including, but not limited to, attorneys’ fees, which may be incurred by the holder hereof in connection with the enforcement or protection of any of its rights or interests or otherwise in connection with any such litigation or proceeding.

7.             The undersigned and all sureties, guarantors, and endorsers hereof severally waive presentment for payment, demand, and notice of dishonor and nonpayment of this Amended and Restated Subordinated Promissory Note, and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Amended and Restated Subordinated Promissory Note, and to the release of any security, or any part thereof, with or without substitution.

8.             Notwithstanding any other provision contained in this Amended and Restated Subordinated Promissory Note or in any other instrument evidencing, or securing, or relating to the obligations evidenced hereby:  (a) the rates of interest, the charges, and the other consideration provided for herein and therein shall in no event exceed the rates, charges, and consideration which result in interest being charged at a rate equaling the maximum (if any) allowed by applicable law; and (b) if; fur any reason whatsoever, the holder hereof ever receives in connection with the transaction of which this Amended and Restated Subordinated Promissory Note is a part an amount which would result in interest being charged at a rate exceeding the maximum (if any) allowed by applicable law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding under this Amended and Restated Subordinated Promissory Note and not toward payment of interest or other consideration for the extension of credit.

9.             This Amended and Restated Subordinated Promissory Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflicts of laws rules thereof:

10.           This Amended and Restated Subordinated Promissory Note replaces in its entirety that certain Subordinated Promissory Note dated as of July 2, 2001 by Huntsman in favor of Horizon Ventures, L.C.

IN WITNESS WHEREOF, this Amended and Restated Subordinated Promissory Note has been executed by the undersigned as of the day and year first above written.

HUNTSMAN CORPORATION

By:	/s/ Samuel D. Scruggs
Name:	Samuel D. Scruggs
Title:	Vice President and Treasurer